UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2009

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On Monday, March 23, 2009, the Board of Directors of AeroGrow International, Inc. (the “Company”) adopted a Liquidity Performance Award Plan (the “Plan”), which provides compensation to certain executives (the “Covered Executives”) in the event of a Company Sale (as such term is defined in the Plan) if certain conditions are met.  The Covered Executives qualify for a payment under the Plan (an “Award”) if (a) the value of all cash, securities, and other consideration actually received by the holders of the Company’s outstanding capital stock in connection with the Company Sale is $2,000,000 or more, and (b) the Covered Executive is employed by the Company at the time of the Company Sale.    All Awards will be reduced by any proceeds received by a Covered Executive in respect of Company stock options held by such Covered Executive.  The aggregate maximum amount payable to all participants under the Plan is $500,000.  Under the Plan’s formula, the following Covered Executives are eligible for the listed Awards:

Jervis B. Perkins	President and Chief Executive Officer	$150,000
H. MacGregor Clarke	Chief Financial Officer and Treasurer	$100,000
Jeffrey M. Brainard	Vice President of Sales	$50,000
All other participants (in aggregate)		$200,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By: /s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer

DATED:  March 27, 2009